SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


Date of Report (Date of earliest
event reported):  March 12, 2003
                  --------------

                                NETWORK USA, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its Charter)


Nevada                          33-10456                76-0192477
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(State or other                 (Commission  File        (IRS  Employer
jurisdiction of                 Number)                  Identification  Number)
Incorporation)


5617 Bissonnet, Suite 215, Houston, Texas                  77081
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(Address  of  principal  executive offices)              (Zip Code)


Registrant's  telephone  number, including  area  code:   (713)  669-9018
                                                          ---------------


                  (Former address if changed since last report)


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ITEM  5.  OTHER  EVENTS  AND  REGULATION  FD  DISCLOSURE.

     Network USA, Inc. (the "Company") has entered into a letter of intent (the "Letter of Intent") with International Aerospace Technologies Ltd. ("Aerospace") regarding a proposed merger (the "Merger") of a successor to Aerospace (the "Merging Company") with and into a subsidiary of the Company yet to be formed. As a result of the Merger, the Company would acquire the business of the Merging Company. All descriptions of the Merger contained herein and all references to the terms, provisions and conditions of the Letter of Intent are qualified in their entirety by reference to the Letter of Intent, which is attached as
Exhibit 10.1 hereto and is incorporated herein by reference for all purposes hereof.

     The Letter of Intent is subject to a number of conditions, including, without limitation, that a definitive agreement regarding the Merger be executed, that the Boards of Directors (and, to the extent required by applicable law, stockholders) of the Company and the Merging Company approve the Merger, that the Company shall be satisfied with its due diligence review of the Merging Company, and that the proposed issuance of the shares of the Company's common stock be exempt from all applicable securities offering registration requirements. There can be no assurance that the Merger will be completed and that the Company will thus acquire the business of the Merging Company.

     Prior to the consummation of the Merger, the Company is required to complete a 9-for-1 reverse stock split of its common stock. This action will result in 1,915,000 shares of the Company's common stock being outstanding prior to the Merger. In connection with and as consideration for the Merger, the Company will issue to the shareholders of the Merging Corporation 23,085,000 shares of the Company's common stock. These shares will constitute 92.34% of the outstanding shares of such common stock after the issuance thereof, considered on a non-diluted basis. As a result of the Merger, the percentage ownership interests of existing stockholders will be significantly diluted.

     The Merging Company has represented to the Company that it is engaged in the business of

1.   Hydrogen  Fracturing  Fuel  Technology:
     ---------------------------------------

     Research and Development in areas of Hydrogen Fracturing Fuel Technology. The Hydrogen Fracturing process essentially triggers and releases atomic energy from natural water by allowing highly energized sub-critical combustible gas ions to come together during thermal gas ignition. In brief, the conversion of water into hydrogen gas to power conventional motor vehicles.

2.   Polemaster  Auger  Device:
     --------------------------

     This equipment is a specialized all terrain excavator for the visual sub terrain inspection and testing of timber power poles for the electrical supply industry. The excavator uses a revolutionary auger (drill) to remove soil from the pole base to allow visual inspection of the pole for suspected water and termite damage. Due to certain aspects of Australian law, the Merging Company has manufactured only one of these devices. The Merging Company's plan is to manufacture approximately 1,000 additional units of this device and franchise the devices in the United States.

3.   Portable  Cat  Scan  (for  non-medical  use)
     --------------------------------------------

     PortaCat is a portable computed tomography instrument designed to image cross sections of wooden power poles to determine rot and other internal defects. Due to certain aspects of Australian law, the Merging Company has manufactured only one of these devices. The Merging Company's plan is to manufacture approximately 1,000 additional units of this device and franchise the devices in the United States.


4.   Water  Driven  Engine:
     ----------------------

     Research and development of a Revolutionary engine which will have the uniqueness to continually run while partially submerged in water. Coupled to an electric motor the water engine will generate enough electricity to power the average household.

     All representations of the Merging Company are subject to confirmation by the Company's due diligence review of the Merging Company and its business.

ITEM  7.  FINANCIAL  STATEMENTS  AND  EXHIBITS

     (c)  Exhibits

     10.1 Letter of Intent dated as of March 12, 2003 by and between Network USA, Inc. and International Aerospace Technologies, Ltd.


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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        NETWORK  USA,  INC.
                                        (Registrant)

Date:  March 13, 2003              By:  /s/  Richard  J.  Church
                                        ------------------------
                                        Richard  J.  Church,
                                        President


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